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EXHIBIT 11.  Computation of Earnings Per Share
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
                                                           In Thousands, Except Per Share Data
                                                         Three Months Ended     Six Months Ended
                                                               June 30             June 30
                                                         ------------------- -------------------
                                                           1997       1996      1997     1996
                                                         --------   --------  --------  --------
Primary:

Average shares outstanding                                 49,182   49,130    49,093   49,400

Less leveraged ESOP shares                                      0     (226)        0     (218)
Net effect of the assumed exercise of stock
 options - based on the treasury stock method
 using average market price                                 1,537    1,194     1,535    1,108
                                                          -------  -------   -------  -------
 Total                                                     50,719   50,098    50,628   50,290
                                                          =======  =======   =======  =======

Net income                                                $16,109  $13,763   $31,224  $27,039

Per share amount                                          $   .32  $   .27   $   .62  $   .54


Fully Diluted:

Average shares outstanding                                 49,182   49,130    49,093   49,400

Less leveraged ESOP shares                                      0     (226)        0     (218)
Net effect of the assumed exercise of stock
 options - based on the treasury stock method
 using higher of quarter-end and average
 market price                                               1,558    1,236     1,546    1,242
                                                          -------  -------   -------  -------
                                                           50,740   50,140   50,639    50,424
                                                          =======  =======   =======  =======

Net income                                                $16,109  $13,763   $31,224  $27,039

Per share amount                                          $   .32  $   .27   $   .62  $   .54

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